DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the office of	Document Number
Dean Heller (signature)	20060268257-98
Dean Heller Secretary of State State of Nevada	Filing Date and Time 04/27/2006 4:05 PM
	Entity Number E0321122006-2

ABOVE SPACE IS FOR OFFICE USE ONLY

1. ***Name of Corporation:***	ROLLING STONE RETIREMENT COMMUNITY, INC.
2. ***Resident Agent Name and Street Address:*** *(must be a Nevada address where process may be served)*	CSC SERVICES OF NEVADA, INC. Name 502 EAST JOHN STREET / Carson City / Nevada / 89706 Street Address / City / Zip Code Optional Mailing Address / City / State / Zip Code
3. ***Shares:*** *(number of shares corporation authorized to issue)*	Number of shares with par value: 50,000,000 Common; 20,000,000 Preferred Par value: $ 0.001 Number of shares without par value:
4. ***Names & Addresses, of Board of Directors/Trustees:*** *(attach additional page there is more than 3 directors/trustees)*	1. MORRIS DIAMOND Name 2541 MONROE AVE / ROCHESTER / NY / 14618 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. ***Purpose:*** *(optional-see instructions)*	The purpose of this Corporation shall be:
6. ***Names, Address and Signature of Incorporator.*** *(attach additional page there is more than 1 incorporator)*	CSC SERVICES OF NEVADA, INC. / Norma Hill (signature) Name / Signature 502 EAST JOHN STREET / CARSON CITY / NV / 89706 Address / City / State / Zip Code
7. ***Certificate of Acceptance of Appointment of Resident Agent:***	I hereby accept appointment as Resident Agent for the above named corporation. Norma Hill (signature) Authorized Signature of R. A. or On Behalf of R. A. Company Date 4/27/06

This form must be accompanied by appropriate fees.